                                         NORTHEAST UTILITIES AND SUBSIDIARIES                     Exhibit 2.1
                                                CONSOLIDATED BALANCE SHEET                        Page 1 of 2
                                                      AS OF SEPTEMBER 30, 1996                    (As corrected)
                                                 (THOUSANDS OF DOLLARS)

                                                                                       PRO FORMA
                                                                                     GIVING EFFECT
                                                                      PRO FORMA       TO PROPOSED
                                                         PER BOOK    ADJUSTMENTS*     TRANSACTION
ASSETS

UTILITY  PLANT,  AT ORIGINAL COST:
   ELECTRIC & OTHER                                     $9,767,433                     $9,767,433

   LESS: ACCUMULATED PROVISION FOR
             DEPRECIATION                                3,874,639                      3,874,639
                                                       -----------   -----------     ------------
                                                         5,892,794              0       5,892,794

UNAMORTIZED ACQUISITION COSTS - PSNH                       514,065                        514,065
CONSTRUCTION WORK IN PROGRESS                              196,059                        196,059
NUCLEAR FUEL, NET                                          185,960                        185,960
                                                       -----------   -----------     ------------
      TOTAL NET UTILITY PLANT                            6,788,878              0       6,788,878
                                                       -----------   -----------     ------------

OTHER PROPERTY AND INVESTMENTS:
   NUCLEAR DECOMMISSIONING TRUST, AT MARKET                358,980                        358,980
   INVESTMENTS IN REGIONAL NUCLEAR
      GENERATING COMPANIES, AT EQUITY                       84,620                         84,620
   INVESTMENTS IN TRANSMISSION COMPANIES,
       AT EQUITY                                            22,702                         22,702
   INVESTMENTS IN CHARTER OAK ENERGY                        44,703                         44,703
   OTHER, AT COST                                           46,283                         46,283
                                                       -----------   -----------     ------------
                                                           557,288              0         557,288
                                                       -----------   -----------     ------------

CURRENT ASSETS:
   CASH AND SPECIAL DEPOSITS                               238,943         36,234 (a)     275,033
                                                                             (235)(b)
                                                                             (265)(c)
                                                                               91 (d)
   RECEIVABLES, NET                                        419,501        (37,534)(a)     381,967
   ACCRUED UTILITY REVENUES                                103,456        (10,023)(a)      93,433
   FUEL, MATERIAL AND SUPPLIES, AT
      AVERAGE COST                                         203,041                        203,041
   PREPAYMENTS AND OTHER                                    54,944                         54,944
   INVESTMENT IN SECURITIES                                                11,121 (a)      11,323
                                                                              202 (c)
                                                       -----------   -----------     ------------
      TOTAL CURRENT ASSETS                               1,019,885           (409)      1,019,476
                                                       -----------   -----------     ------------

DEFERRED CHARGES:
   REGULATORY ASSET-INCOME TAXES, NET                    1,066,579                      1,066,579
   UNAMORTIZED DEBT EXPENSE                                 37,197                         37,197
   RECOVERABLE ENERGY COSTS,  NET                          324,608                        324,608
   DEFERRED CONSERVATION AND LOAD-
       MANAGEMENT COSTS                                     83,225                         83,225
   COGENERATION COSTS - CLP                                 76,679                         76,679
   DEFERRED COSTS - NUCLEAR PLANTS                         180,374                        180,374
   AMORTIZABLE PROPERTY INVESTMENT                               0                              0
   UNRECOVERED CONTRACT OBLIGATION                          69,832                         69,832
   OTHER                                                   189,934                        189,934
                                                       -----------   -----------     ------------
      TOTAL DEFERRED CHARGES                             2,028,428              0       2,028,428
                                                       -----------   -----------     ------------
      TOTAL ASSETS                                      $10,394,479         ($409)    $10,394,070
                                                       ===========   ===========     ============


*  EXPLANATION ON EXHIBIT 2.4  PAGE 1 OF 1 (AS CORRECTED)

                                         NORTHEAST UTILITIES AND SUBSIDIARIES                     Exhibit 2.1
                                                CONSOLIDATED BALANCE SHEET                        Page 2 of 2
                                                      AS OF SEPTEMBER 30, 1996                    (As corrected)
                                                 (THOUSANDS OF DOLLARS)


                                                                                       PRO FORMA
                                                                                     GIVING EFFECT
                                                                      PRO FORMA       TO PROPOSED
                                                         PER BOOK    ADJUSTMENTS*     TRANSACTION

CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
   COMMON SHARES                                          $680,260                       $680,260
   CAPITAL SURPLUS,  PAID IN                               941,205                        941,205
   DEFERRED BENEFIT PLAN-EMPLOYEE STOCK
     OWNERSHIP PLAN                                       (181,722)                      (181,722)
   RETAINED EARNINGS                                       941,341           (246)        941,095
                                                        -----------  -------------    -----------
      TOTAL COMMON STOCKHOLDER'S EQUITY                  2,381,084           (246)      2,380,838

   PREFERRED STOCK NOT SUBJECT TO
      MANDATORY REDEMPTION                                 169,700                        169,700
   PREFERRED STOCK SUBJECT TO MANDATORY
      REDEMPTION                                           276,000                        276,000

   LONG-TERM DEBT,  NET                                  3,688,530                      3,688,530
                                                        -----------  -------------    -----------
      TOTAL CAPITALIZATION                               6,515,314           (246)      6,515,068

OBLIGATIONS UNDER CAPITAL LEASES                           187,095                        187,095
MINORITY INTEREST IN CONSOLIDATED SUBS                      99,895                         99,895

CURRENT LIABILITIES:
   NOTES PAYABLE                                            15,000                         15,000
   LONG-TERM DEBT AND PREFERRED STOCK -
      CURRENT PORTION                                      281,013                        281,013
   OBLIGATIONS UNDER CAPITAL LEASES -
     CURRENT PORTION                                        19,189                         19,189
   ACCOUNTS PAYABLE                                        289,656                        289,656
   ACCRUED TAXES                                            66,750           (164)(e)      66,586
   ACCRUED INTEREST                                         71,853                         71,853
   ACCRUED PENSION BENEFITS                                 91,603                         91,603
   OTHER                                                   128,037                        128,037
                                                        -----------  -------------    -----------
      TOTAL CURRENT LIABILITIES                            963,101           (164)        962,937


DEFERRED CREDITS:
   ACCUMULATED DEFERRED INCOME TAXES                     2,083,974                      2,083,974
   ACCUMULATED DEFERRED INVESTMENT
      TAX CREDITS                                          170,847                        170,847
   DEFERRED CONTRACT OBLIGATION                             72,332                         72,332
   OTHER                                                   301,921                        301,921
                                                        -----------  -------------    -----------
      TOTAL DEFERRED CREDITS                             2,629,074              0       2,629,074
                                                        -----------  -------------    -----------
      TOTAL CAPITALIZATION AND
            LIABILITIES                                 $10,394,479         ($409)    $10,394,070
                                                        ===========  =============    ===========



*  EXPLANATION ON EXHIBIT 2.4  PAGE 1 OF 1 (AS CORRECTED)

                                         NORTHEAST UTILITIES AND SUBSIDIARIES                     Exhibit 2.2
                                             CONSOLIDATED INCOME STATEMENT                        Page 1 of 1
                                           FOR 12 MONTHS ENDED SEPTEMBER 30, 1996                 (As corrected)
                                                 (THOUSANDS OF DOLLARS)


                                                                                       PRO FORMA
                                                                                     GIVING EFFECT
                                                                      PRO FORMA       TO PROPOSED
                                                         PER BOOK    ADJUSTMENTS*     TRANSACTION

OPERATING REVENUE                                       $3,836,054             $0      $3,836,054
                                                        ----------  -------------      ----------
OPERATING EXPENSES:
   OPERATION -
      FUEL PURCHASED AND INTERCHANGE
         POWER                                           1,047,954                      1,047,954
      OTHER                                              1,098,352                      1,098,352
   MAINTENANCE                                             374,018                        374,018
   DEPRECIATION                                            359,982                        359,982
   AMORTIZATION/DEFERRALS OF REGULATORY
       ASSETS, NET                                         112,985                        112,985
   FEDERAL AND STATE INCOME TAXES                          156,853           (164)(e)     156,689
   TAXES OTHER THAN INCOME TAXES                           258,744                        258,744
                                                        ----------  -------------      ----------
      TOTAL OPERATING EXPENSES                           3,408,888           (164)      3,408,724
                                                        ----------  -------------      ----------
OPERATING INCOME:                                          427,166            164         427,330
                                                        ----------  -------------      ----------
OTHER INCOME:
   DEFERRED NUCLEAR PLANTS RETURN-OTHER
      FUNDS                                                 10,801                         10,801
   EQUITY IN EARNINGS OF REGIONAL NUCLEAR
      GENERATING COMPANIES                                  13,992                         13,992
   OTHER, NET                                               16,505           (235)(b)      16,297
                                                                              (63)(c)
                                                                               91 (d)
   INCOME TAXES - CREDIT                                   (10,749)                       (10,749)
                                                        ----------  -------------      ----------
      OTHER INCOME, NET                                     30,549           (208)         30,341
                                                        ----------  -------------      ----------
INCOME BEFORE INTEREST CHARGES                             457,715            (44)        457,671
                                                        ----------  -------------      ----------

INTEREST CHARGES:
   INTEREST ON LONG-TERM DEBT                              290,820                        290,820
   OTHER INTEREST                                            8,594                          8,594
   DEFERRED NUCLEAR PLANTS RETURN -
      BORROWED FUNDS, NET OF INCOME TAX                    (17,810)                       (17,810)
   LOSS ON SALE OF ACCOUNTS RECEIVABLE                                        202 (a)
                                                        ----------  -------------      ----------
      TOTAL INTEREST CHARGES                               281,604            202         281,806
                                                        ----------  -------------      ----------
    INCOME BEFORE PREFERRED DIVIDENDS                      176,111           (246)        175,865

PREFERRED DIVIDENDS OF SUBSIDIARIES                         33,683                         33,683
                                                        ----------  -------------      ----------
     NET INCOME                                            142,428           (246)        142,182

EARNINGS FOR COMMON SHARE                                  142,428           (246)        142,182

EARNINGS PER COMMON SHARE                                     1.12                           1.11

COMMON SHARES OUTSTANDING (AVERAGE)                     127,631,061                   127,631,061

*  EXPLANATION ON EXHIBIT 2.4  PAGE 1 OF 1 (AS CORRECTED)
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

                                                        NORTHEAST UTILITIES AND SUBSIDIARIES      Exhibit 2.3
                                         STATEMENT OF RETAINED EARNINGS                           Page 1 of 1
                                           FOR 12 MONTHS ENDED SEPTEMBER 30, 1996                 (As corrected)
                                         (THOUSANDS OF DOLLARS)

                                                                                       PER BOOK
                                                                                      ADJUSTED TO
                                                                      PRO FORMA         REFLECT
                                                         PER BOOK    ADJUSTMENTS*      PRO FORMA

BALANCE AT BEGINNING OF PERIOD                            $999,065                       $999,065

     NET INCOME                                            176,111          (246)         175,865

     CASH DIVIDENDS ON PREFERRED STOCK                     (33,683)                       (33,683)

     CASH DIVIDEND ON COMMON STOCK                        (200,027)                      (200,027)

     LOSS ON RETIREMENT OF PREFERRED STOCK                    (125)                          (125)
                                                        ----------  -------------      ----------
BALANCE AT END OF PERIOD                                  $941,341          ($246)       $941,095
                                                        ==========  =============      ==========




                                               NORTHEAST UTILITIES AND SUBSIDIARIES
                                          CAPITAL STRUCTURE AS OF SEPTEMBER 30, 1996
                                                             (THOUSANDS OF DOLLARS)
                                                  FINANCIAL STATEMENT 7.2 PAGE 2 OF 3

                                                                                       PER BOOK
                                                                                      ADJUSTED TO
                                                                      PRO FORMA         REFLECT
                                               %         PER BOOK    ADJUSTMENTS*      PRO FORMA      %

DEBT:
   LONG-TERM DEBT, NET                           58.4%  $3,968,043             $0      $3,968,043     58.4%


PREFERRED STOCK:
   NOT SUBJECT TO REDEMPTION                               169,700                        169,700
   SUBJECT TO REDEMPTION                                   277,500                        277,500
                                                        ----------     ----------     -----------
      TOTAL PREFERRED STOCK                       6.6%     447,200              0         447,200      6.6%

COMMON EQUITY:
   COMMON SHARES                                           680,260                        680,260
   CAPITAL SURPLUS,  PAID IN                               941,205                        941,205
   DEFERRED BENEFIT PLAN-EMPLOYEE STOCK
     OWNERSHIP PLAN                                       (181,722)                      (181,722)
   RETAINED EARNINGS                                       941,341           (246)        941,095
                                                        ----------     ----------     -----------
       TOTAL COMMON STOCKHOLDER'S EQUITY         35.0%   2,381,084           (246)      2,380,838     35.0%
                                                        ----------     ----------     -----------

                TOTAL CAPITAL                   100.0%  $6,796,327          ($246)     $6,796,081    100.0%
                                                        ==========     ==========     ===========

*  EXPLANATION ON EXHIBIT 2.4  PAGE 1 OF 1 (AS CORRECTED)

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

                                         NORTHEAST UTILITIES AND SUBSIDIARIES                     Exhibit 2.4
                                                 EXPLANATION OF ADJUSTMENTS                       Page 1 of 1
                                                      (THOUSANDS OF DOLLARS)                      (As corrected)


                                                                        DEBIT           CREDIT
(a)   CASH                                                                $36,234
        INVESTMENT IN SECURITIES                                           11,121
        LOSS ON SALE OF ACCOUNTS RECEIVABLE                                   202
                RECEIVABLES, NET                                                          $37,534
                ACCRUED UTILITY REVENUES                                                   10,023

To record a sale of 9/30/96 WMECO accounts receivable for proceeds of $36,234.

                                            Fair Value of  % of Total Fair  Allocated Book
                                               Assets      Value of Ass     Value            Loss
                                               ==========  =============    ===========    =========
Cash Proceeds from sale less funding costs
($36,234 - $265 (see (c) below))              $35,969        76.06%         $36,171            $202
Estimated value of portion retained
((37,534+10,023) - $36,234)                    11,323        23.94%           1,363
                                               ==========  =============    ===========
                                              $47,292          100%         $37,534
                                               ==========  =============    ===========

(b)   LOSS ON INVESTMENT IN SECURITIES - OTHER, NET                            $235
               CASH                                                                            $235

To record upfront fees associated with establishing WMECO Accounts Recivable Purchase and Sale program.

(c)   LOSS ON INVESTMENT IN SECURITIES - OTHER, NET                             $63
        INVESTMENT IN SECURITIES                                                202
                CASH                                                                           $265

To reflect the costs and market valuation associated with the transaction.  The costs are based on LIBOR as of 2/28/97 of [5.38%] plus a spread of .48%.  The Loss on Sale of Accounts Receivable and Loss on Investments in Securities, will, over the life of the program reflect the funding and administrative costs of the program plus actual bad debt.

                                                                    Proceeds from ini       $36,234
                                                                     Funding Rate  *           5.86%
                                                                                   /       (45/360)
                                                                                           ---------
                                                                    Costs associated           $265
                                                                                           =========


(d)   CASH                                                                      $91
               SERVICING FEE INCOME                                                             $91

To record fees related to servicing the accounts receivable.


(e)   ACCRUED TAXES                                                            $164
               FEDERAL AND STATE INCOME TAX EXPENSE                                            $164

To record the reduction in Federal and State income taxes due to the higher interest and fee expenses:
                                    $409       x          40.00%   =                         $164

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